EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                         VALLEY FORGE SCIENTIFIC REPORTS

           SECOND QUARTER/SIX MONTHS FISCAL 2005 REVENUES AND EARNINGS

OAKS, Pa., May 13, 2005 -- Valley Forge Scientific Corp. (NASDAQ: VLFG; BSE:
VLF), a leading developer of bipolar electrosurgical systems, today announced revenues and earnings for the second quarter and first six months of fiscal 2005 ended March 31, 2005.

         Sales for the second quarter of $1,816,029 were 60 percent greater than sales of $1,132,771 for the second quarter of fiscal 2004. Operating income was $270,471 for the second quarter as compared to $13,612 for the second quarter of fiscal 2004. Net income for the second quarter was $70,463, or $0.01 per basic and diluted share, as compared to net income of $7,579, or $0.00 per basic and diluted share, for the second quarter of fiscal 2004.

         Sales for the first six months of $3,228,405 were 38 percent greater than sales of $2,332,240 for the first six months of fiscal 2004. Operating income was $376,153 for the first six months as compared to $135,470 for the first six months of fiscal 2004. Net income for the first six months was $138,884, or $0.02 per basic and diluted share, as compared to $80,558, or $0.01 per basic and diluted share, for the first six months of fiscal 2004.

         "I am extremely pleased with Valley Forge's strong operating results for the second quarter and first six months of fiscal 2005. As described in further detail in this press release, Valley Forge's net income would have been approximately $0.03 per share greater without the effect of certain one-time expenses incurred for professional fees in connection with the merger agreement with Synergetics, Inc. and to settle a lawsuit," said Jerry L. Malis, President and CEO.

         "We are very excited about our planned merger with Synergetics, Inc. and believe the merger will provide excellent opportunities for growth of the combined company." Sales The increase in sales reflects new sales to Stryker Corporation, pursuant to an exclusive supply and distribution agreement of the lesion generator model the Company developed for the percutaneous treatment of pain, and increased sales to Codman & Shurtleff, Inc., pursuant to an exclusive distribution agreement.

         For the quarter, sales to Stryker Corporation accounted for $413,020, or 23 percent of sales, and for the first six months, sales to Stryker were $788,049, or 24 percent of sales.

         For the quarter, sales to Codman & Shurtleff, Inc. accounted for $1,254,363, or 69 percent of sales, as compared to $975,012, or 86 percent of sales, for the second quarter of fiscal 2004. For the first six months, sales to Codman were $2,190,132, or 68 percent of sales, as compared to $2,000,977, or 86 percent of sales, for the first six months of fiscal 2004.

         For the quarter, sales of dental products increased to $143,980, or 8 percent of sales, from $118,817, or 11 percent of sales, in the second quarter of fiscal 2004. For the six months, sales of dental products were $219,176, or 7 percent of sales, compared to $288,867, or 12 percent of sales, for the six months ended March 31, 2004. Product modifications and other strategies for dental products are currently being considered.

Gross Margin
------------

         Gross margin for the quarter and six months was 54 percent, as compared to 55 percent for the second quarter of fiscal 2004, and 54 percent for the first six months of fiscal 2004.

Selling, General and Administrative Expenses
--------------------------------------------

         Selling, general and administrative expenses were $490,028, or 27 percent of sales, for the second quarter, as compared to $470,208, or 41 percent of sales, for the second quarter of fiscal 2004. For the first six months, selling, general and administrative expenses were $920,442, or 29 percent of sales, as compared to $868,545, or 37 percent of sales, for the first six months of fiscal 2004.

         After the end of the second quarter, Valley Forge entered into a combined sublease and lease, commencing on May 1, 2005, for a term of four and one-half years, for approximately 13,500 square feet of office, assembly and manufacturing space in Upper Merion Township, Pennsylvania. The move into this new facility, which will combine Valley Forge's two existing facilities, will take place in the third and fourth quarters of fiscal 2005. In connection with this move, Valley Forge expects to incur moving and other one-time expenses, as well as increased rent expenses.

Merger Related Professional Fees
--------------------------------

         Valley Forge incurred professional fees in connection with the merger agreement with Synergetics, Inc., which was entered into on May 2, 2005, of approximately $72,000, or $0.01 per share, for the second quarter, and approximately $82,000, or $0.01 per share, for the first six months of fiscal 2005. It is expected that these fees will increase in the third and fourth quarters of fiscal 2005 as additional professional fees and printing costs are incurred in connection with the merger.

Research and Development
------------------------

         Research and development expenses were $138,750, or 8 percent of sales, for the second quarter as compared to $127,013, or 11 percent of sales, for the second quarter of fiscal 2004. For the first six months, research and development expenses were $346,445, or 11 percent of sales, as compared to $240,908, or 10 percent of sales, for the first six months of fiscal 2004. Research and development expenses in the second quarter and first six months reflect the continued development of our new multifunctional bipolar electrosurgical generator and instrumentation. In addition, research and development expenses for the first six months of fiscal 2005 reflect the completion of the lesion generator model currently being sold to Stryker Corporation.

Settlement of Lawsuit
---------------------

         In the second quarter of fiscal 2005, Valley Forge recorded an expense of $150,000, or approximately $0.02 per share, in connection with the settlement of a previously disclosed lawsuit in which Valley Forge was one of the defendants. In April 2005, without admitting liability in this disputed claim, and as a precondition to Valley Forge's merger agreement with Synergetics, a settlement agreement and release was entered into, subject to court approval, in which Valley Forge paid $150,000 towards the plaintiffs' expenses in the lawsuit.

Agreement with Codman
---------------------

         On October 15, 2004, Valley Forge entered into a new agreement with Codman defining the business relationship between the parties from October 1, 2004 through December 31, 2005. This Agreement was amended effective March 1, 2005. On May 6, 2005, in accordance with the terms of the amendment, Valley Forge notified Codman that effective July 15, 2005, Codman would be the nonexclusive worldwide distributor of Valley Forge's existing products in the fields of neurocranial and neurospinal surgery through December 31, 2005. Prior to July 15, 2005, Codman will continue to be the exclusive worldwide distributor of Valley Forge's existing products in those fields.

Merger Agreement with Synergetics, Inc.
---------------------------------------

         As previously announced, on May 2, 2005, Valley Forge entered into a merger agreement with Synergetics, Inc., a privately-held corporation, that is involved in the development, manufacture and sales of durable and disposable instruments for use in retina surgery, neurosurgery and other microsurgery markets. Pursuant to the terms of the merger agreement, Synergetics' shareholders will receive, in the aggregate, approximately 16 million fully paid and nonassessable shares of Valley Forge's common stock, no par value, which will represent approximately 66 percent of Valley Forge's then outstanding common stock on a fully diluted basis. Completion of the merger is subject to several conditions, including approval by shareholders of each company, effectiveness of a Form S-4 registration statement to be filed with the Securities and Exchange Commission, and other customary closing conditions.

Contract to Sell Manufacturing Facility
---------------------------------------

         In addition, subsequent to the end of the second quarter, Valley Forge's wholly-owned subsidiary, Diversified Electronics Company, Inc., entered into a contract of sale, subject to certain contingencies, for the sale of the Philadelphia, Pennsylvania manufacturing and assembly facility for a sales price of $200,000.

         Management of Valley Forge Scientific will discuss the second quarter of fiscal 2005 financial results on Friday, May 13, 2005 in a conference call scheduled for 10:30 a.m. ET. Those who wish to participate in the conference call may do so by calling (877) 356-9134 approximately 10 minutes prior to the start time and providing confirmation code 612760 to the conference operator. For callers outside the United States, the number is (706) 643-3775. An audiotape replay will be available by telephone at (800) 642-1687, confirmation code 3987956, approximately two hours following the conclusion of the call through May 27, 2005. International callers can access this replay at (706) 645-9291.

         Valley Forge has established itself as a leading developer and manufacturer of bipolar electrosurgical systems and related instrumentation. Based on its DualWave(TM) technology, these systems provide surgeons with the ability to safely cut and coagulate tissue in the most critical areas of the brain and spinal cord. Valley Forge's bipolar electrosurgical systems are based on technology developed in conjunction with Leonard I. Malis, MD, Professor and Chairman Emeritus of the Mount Sinai School of Medicine Department of Neurosurgery. For more information on DualWave(TM) technology, Valley Forge's bipolar electrosurgery systems, or other Valley Forge products, please visit our Web site at http://www.vlfg.com.


                          VALLEY FORGE SCIENTIFIC CORP.
                              Financial Highlights

                                        For the Three              For the Six
                                        Months Ended               Months Ended
                                        (Unaudited)                (Unaudited)
                                 ------------------------   ------------------------
                                   3/31/05      3/31/04       3/31/05      3/31/04
                                 -----------  -----------   -----------  -----------
Net sales                        $ 1,816,029  $ 1,132,771   $ 3,228,405  $ 2,332,240
Gross profit                     $   981,369  $   620,907   $ 1,745,624  $ 1,265,072

Selling, general and
administrative expenses          $   490,028  $   470,208   $   920,442  $   868,545
Merger related professional
fees                             $    71,946           --   $    82,236           --
Research and development
expenses                         $   138,750  $   127,013   $   346,445  $   240,908
Operating income                 $   270,471  $    13,612   $   376,153  $   135,470
Other Expenses - litigation
settlement                       $  (150,000)          --   $  (150,000)          --
Provision for income taxes       $   (58,826) $   (11,402)  $  (104,193)     (65,950)
Net income                       $    70,463  $     7,579   $   138,884  $    80,558

Basic income per share           $      0.01  $      0.00   $      0.02  $      0.01
Diluted income per share         $      0.01  $      0.00   $      0.02  $      0.01

Common shares outstanding:
Basic                              7,913,712    7,913,712     7,913,712    7,913,712
Diluted                            7,956,915    7,977,448     7,967,048    7,971,722


Sales Highlights
Unaudited

Sales by Field

The table below sets forth total sales and sales by medical field of Valley
Forge's "Generators, Irrigators and Other Products" and "Disposable Products" for the three and six months ended March 31, 2005 and 2004. Sales of "Generators, Irrigators and Other Products" in "Other fields" represent sales to Stryker Corporation, and sales of "Disposable Products" in "Other fields" represent sales to Boston Scientific Corporation and direct sales to hospitals.

                                         For the Three Months       For the Six Months
                                           Ended March 31,            Ended March 31,
                                       -----------------------   -----------------------
                                          2005         2004         2005         2004
                                       ----------   ----------   ----------   ----------
Generators, Irrigators
and Other Products
------------------
      Neurosurgery field               $  733,174   $  441,235   $1,214,199   $1,048,626
      Dental field                        125,767      104,590      187,276      256,630
      Other fields                        412,500       15,000      787,500       15,000
                                       ----------   ----------   ----------   ----------
Total of all fields:                   $1,271,445   $  560,825   $2,188,975   $1,320,256
                                       ==========   ==========   ==========   ==========

Disposable Products
-------------------
      Neurosurgery field               $  450,296   $  433,139   $  862,106   $  804,724
      Dental field                         18,213       14,227       29,532       32,237
      Other fields                          2,716       25,426       13,236       28,285
                                       ----------   ----------   ----------   ----------
Total of all fields:                   $  471,225   $  472,792   $  904,874   $  865,246
                                       ==========   ==========   ==========   ==========

Sales by Customer

         The table below sets forth Valley Forge's sales to Codman & Shurtleff, Inc. and Stryker Corporation as a percentage of total sales for each of the periods set forth below.

                                            For the Three             For the Six
                                            Months Ended              Months Ended
                                       -----------------------   -----------------------
                                         3/31/05      3/31/04      3/31/05      3/31/04
                                       ----------   ----------   ----------   ----------
Codman & Shurtleff, Inc.                   69%          86%          68%          86%

Stryker Corporation                        23%           1%          24%           1%

Forward-Looking Statements

Some statements in this announcement may be "forward-looking statements" for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to: competitive, regulatory and market conditions; the performance of new products and the continued acceptance of current products in the marketplace; the execution of strategic initiatives and alliances; disruptions caused by Valley Forge moving its assembly and manufacturing facility; the market penetration by third parties who distribute and sell Valley Forge's products; Valley Forge's ability to maintain a sufficient supply of products; product liability claims; the uncertainties associated with intellectual property protection for these products; the possibility that the merger transaction with Synergetics will not close or that the closing will be delayed due to the regulatory review or other factors; the challenges and costs of combining the operations and personnel of Synergetics with Valley Forge; the ability to attract and retain highly qualified employees; competitive factors, including pricing pressures; reactions of customers of Valley Forge and Synergetics and end-users of their products and related risks of maintaining pre-existing relationships of Valley Forge and Synergetics; fluctuating current exchange rates; adverse changes in general economic or market conditions; other one-time events; and other important factors disclosed previously and from time to time in Valley Forge's filings with the SEC and to be more specifically set forth in the Joint Proxy Statement/Prospectus to be filed by Valley Forge and Synergetics with the SEC. Therefore, the reader is cautioned not to rely on these forward-looking statements. Valley Forge disclaims any intent or obligation to update these forward-looking statements.